UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                     November 15, 2005 (November 15, 2005)

                        Commission file number: 000-16299
                             ______________________

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)




                  Delaware                            13-3054685
      (State or other jurisdiction of    (IRS Employer Identification Number)
       Incorporation or Organization)

700 Airport Blvd. Suite 300, Burlingame, CA                  94010
  (Address of principal executive offices)                 (Zip Code)

                                 (650) 931-0500
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


--------------------------------------------------------------------------------

ITEM 7.01 Regulation FD Disclosure.

     Letter from ANTs software inc., chief executive officer, Boyd Pearce, to shareholders of the registrant.

November 15, 2005

Dear Shareholder:

Having filed our fiscal third quarter report, I would like to highlight the progress we made during the third quarter and on through today. But first, I'd like to thank all who participated in our first shareholder teleconference on October 18th. If you were not able to participate, I encourage you to listen to the teleconference by visiting the investor information section of our Web site.

Sales

During the third quarter we made significant progress toward our goal of signing more customers. As a recap, our three sales programs are:

o QuickStart: Aimed at providing prospects with a low cost way to begin using the ANTs Data Server.

o Performance: For customers with demanding applications, ANTs Data Server provides a 5-15 times performance boost.

o Dare To Compare: Aggressive program to dramatically reduce database cost for large enterprises by exploiting ANTs Data Server's universal compatibility to replace high-priced incumbent database products.

The QuickStart and Performance sales programs have started to pay off for us. At the end of the second quarter, we had seven customers. Today we have 16 customers. And, our sales team is generating a tremendous amount of activity as we look to bring on even more new accounts.

As you will recall from the teleconference, we kicked off the Dare To Compare sales program just a couple months ago. Fortune 500 companies can spend anywhere from $5 to $100 million per year on other high-priced database products. Dare To Compare says that ANTs will replace these products, give customers a better product and do so at one-third the cost, thereby possibly saving millions and in some cases hundreds of millions of dollars over a 5-10 year period. After only a couple of months, this program has been very well received. We are currently being evaluated by five Fortune 100 companies and three additional Fortune 500 companies.

Strategic Partners
Many of you may know that in June, Oracle announced the acquisition of TimesTen, a database vendor. Then in October, Oracle announced the acquisition of Innobase, owner of the transaction processing technology at the core of the MySQL database product, and MySQL announced a major upgrade of its product. Then, just last week, Microsoft announced a major upgrade of its database product, called SQL Server 2005 (more on that later). The database space has suddenly started to heat up and we can verify that. In the last 45 days, ANTs has entered into strategic alliance discussions with four companies in the high-tech space. As possible strategic partners, three of the companies could help us bring ADS to market and the other would be an implementation partner with an international presence.

OEM and Implementation Partners
No company goes it alone in the software space these days, and realizing that, we have worked hard to sign partners who can help get ADS to market. OEM partners bundle ADS with their products and provide the sales team and first line technical support. Our first OEM partner and customer, Wireless Services Corporation (www.wirelesscorp.com), has been a strong supporter of ANTs and has successfully implemented ADS at Sprint, where we are processing over 10 million transactions per day in a 24/7 data center environment. In the third quarter, we added two OEM partners, one of which is developing a high-speed appliance for Wall St. trading firms and wishes to remain unannounced for now, and Four Js Development Tools (www.4js.com). On the teleconference, you heard from Bryn Jenkins, COO of Four Js on why they chose ADS over the other database products they evaluated. Four Js will OEM ADS and market it to their international customer base.

Once our sales team makes the sale, customers often prefer assistance in implementing ADS which includes integrating it into their complex technical environments. ANTs is able to assist with some, but not all of the expected implementations, so we are partnering with a number of companies who can provide this service. We have previously announced that Grupo S&C, Pointe Technology, Computer Intelligence Group and Matrix have all partnered with ANTs to assist with the sale and implementation of ADS. Today, I am pleased to announce that Duley-Hopkins & Associates (www.dha-us.com) and Reilly & Associates (www.reilly-associates.com), both seasoned Oracle implementation partners, are now ANTs implementation partners.

Product
Yesterday, we announced the availability of ADS version 3.4 which builds on the extensive compatibility already built-in by adding support for MySQL and Informix, making ADS an attractive choice for customers who wish to migrate away from those products. Additionally, we added native support for Microsoft's .NET environment and for an advanced form of replication. These new features now allow us to position ADS as an alternative to six major database products:
Oracle, SQL Server, Sybase, MySQL, Oracle's TimesTen and Informix.

Prospects and Revenue
The prospects I mentioned in this letter and others we are pursuing may choose to purchase or they may not. As a small, relatively unknown company with a new product, our challenges are great. Customers naturally raise questions about our technology. Our answer is simple: "We will prove that ADS is superior - using your own data and applications." Then the real conversations start. I want to remind you of something we've said many times-- the number of customers using the product is more important than revenue. We will cut aggressive deals to win business at this stage of the company's development. So while you may see revenue numbers fluctuate quarter to quarter, just keep your eye on the customer signings.

SQL Server 2005
We've heard from a number of shareholders curious to know how Microsoft's new version of SQL Server 2005 stacks up to the ANTs Data Server. First, I would like to congratulate Microsoft on their aggressive product development cycle. It only took five years to get this version of the product to market. In the same five years, ANTs developed a faster, better, cheaper product from scratch! Here are some other thoughts:

o SQL Server runs on only one operating system (Windows) that is arguably less stable and more prone to hacking than any other operating system. It's why they have such trouble gaining acceptance in large enterprises and why you see Steve Ballmer, CEO of Microsoft, practically begging big customers to use the product. ANTs runs on Linux and Solaris (very well accepted operating systems) as well as Windows.

o Microsoft says nothing about locking, so we assume they still lock. ANTs is the only lock-free database.

o Microsoft says nothing about compatibility. It is doubtful customers will replace Oracle with SQL Server because it will mean re-writing the application - a very painful process. And then all the Oracle developers would have to learn how to program for SQL Server - which does not hold much interest for them, trust me. ANTs is compatible with Oracle, SQL Server and four other databases, so porting applications is much easier and the developers don't have to learn anything new - except how to work with a database that's fast, scales well and costs less.

o Microsoft makes a big deal about AMD Opteron support and faster performance, better scalability. ANTs announced Opteron support in the summer of 2005 with v.3.2 of the ANTs Data Server....and scalability is not an area in which we have to improve.

In conclusion, we have made great progress in the three months since my last letter to you. We have a great opportunity in front of us; we have a fantastic product and hard-working team. Thank you for your support as we turn our collective vision into reality.

Respectfully,

Boyd Pearce
Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that the Company will produce a commercially viable product; or that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended September 30, 2005. The Company undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements.

-----------------------------------------

     Pursuant to General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. References to the Company's website do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference. Pursuant to General Instruction B.6 of Form 8-K, nothing herein is deemed an admission by the registrant as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ANTs software inc.

Date: November 15, 2005            By:     /s/   Boyd Pearce
                                           -----------------
                                           Boyd Pearce, Chief Executive Officer